Exhibit 99.1
Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE
      FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2011 Fourth Quarter and Full Year Results of Operations

FINANCIAL HIGHLIGHTS:

•	Record Annual Net Sales in Fiscal 2011 of $412.4 Million represent an increase of 19.0% from Fiscal 2010 sales

•	Fiscal 2011 EPS increased 30.8% to $0.34 compared to $0.26 in fiscal 2010

•	Non-GAAP EPS for Fiscal Year 2011 of $0.47 vs. $0.39 for Fiscal 2010

PORT WASHINGTON, NY – September 9, 2011 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals today announced results of operations for its fiscal 2011 fourth quarter and year ended June 30, 2011.

For the year ended June 30, 2011, net sales reached a record level of $412.4 Million, a 19.0% increase from $346.6 Million for the fiscal 2010 year. Gross profit for the twelve months ended June 30, 2011 was $65.8 Million, an increase of 21.6% from $54.2 Million in the fiscal 2010 comparable period. For the year ended June 30, 2011, we reported net income of $9.0 Million, or $0.34 per diluted share, compared to $6.6 Million, or $0.26 per diluted share in fiscal 2010. Both the fiscal 2010 and 2011 periods were negatively impacted by several one-time charges, all of which have been previously discussed in our press releases.   Adjusting for these one-time charges that negatively impacted both periods, we would have reported $12.3 Million, or $0.47 per share for fiscal 2011 compared to $9.7 Million or $0.39 per share for fiscal 2010.

In the fiscal 2011 fourth quarter, net sales were $121.2 Million, an increase of 14.6% from $105.8 Million in the year ago quarter. Gross profit increased 27.3% to $20.0 Million in the 2011 fiscal quarter compared to $15.7 Million in the 2010 quarter. Net income was $3.5 Million, or $0.13 per diluted share.  This compares to $4.2 Million or $0.17 per diluted share in the 2010 quarter.  The change was primarily due to the cost of finalizing our Glyphosate EPA registration, and additional compensation to reflect personnel additions and year end performance awards.

Commenting on the results, Albert Eilender, Chairman and CEO of Aceto stated, “We are pleased with the results that we have reported today. All three of our business segments showed sales growth for the fiscal year ended June 30, 2011.  During the period, sales in our Health Sciences segment increased 19.5% from fiscal 2010, largely the result of increased sales from our domestic Health Sciences group and the addition of sales of Rising Pharmaceuticals products where we had no comparable sales in prior periods.  The Health Sciences segment saw an increase in sales from our international operations over the prior year, particularly in Europe.  These overall increases were partially offset by decreases in sales of pharmaceutical intermediates.  Sales in our Specialty Chemicals segment increased 18.1% compared to the 2010 comparable period, largely the result of increased sales of chemicals used in surface coatings as well as increased sales of dye, pigment and miscellaneous intermediates.  Sales in our Agricultural Protection Products segment increased 19.7% from the 2010 comparable period as a result of increased sales among a number of our products in this segment.”

Commenting on the Rising transaction, Mr. Eilender stated, “We are pleased that the business integration of Rising was successfully completed and we are now focusing our efforts on building our pipeline of finished dosage form generics for years to come.  As we did when Rising launched Disulfiram tablets in early August, we anticipate communicating Rising’s future product launches as they occur.”

CONFERENCE CALL

Albert Eilender, Vincent Miata, Ronald Gold and Douglas Roth will conduct a conference call at 9:00 a.m. ET on Friday, September 9, 2011 Interested parties may participate in the call by dialing 800-447-0521(847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 30483070).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com .  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday September 9, 2011 until 5:00 p.m. ET on Monday September 12, 2011.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 30483070 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in ten countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com

Aceto Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales	$121,204	$105,765	$412,428	$346,631
Cost of sales	101,208	90,058	346,590	292,476
Gross profit	19,996	15,707	65,838	54,155
Gross profit %	16.50%	14.85%	15.96%	15.62%

Selling, general and
administrative expenses	14,983	10,274	49,288	44,717
Operating income	5,013	5,433	16,550	9,438

Other (expense) income, net of interest expense	(550)	399	412	765

Income before income taxes	4,463	5,832	16,962	10,203
Income tax provision	969	1,594	7,994	3,622
Net income	$3,494	$4,238	$8,968	$6,581

Net income per common share	$0.13	$0.17	$0.35	$0.26

Diluted net income per common share	$0.13	$0.17	$0.34	$0.26

Weighted average shares outstanding:
Basic	26,473	25,295	25,906	24,979
Diluted	26,641	25,463	26,098	25,224

Aceto Corporation
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	June 30, 2011	June 30, 2010

Assets
Current Assets:
Cash and cash equivalents	$28,664	$30,850
Investments	943	335
Trade receivables: less allowances for doubtful
accounts: June. 30, 2011 $682; and June 30, 2010 $1,098	83,735	74,674
Other receivables	5,373	11,004
Inventory	77,433	74,857
Prepaid expenses and other current assets	1,720	1,969
Deferred income tax asset, net	747	1,864

Total current assets	198,615	195,553

Property and equipment, net	12,095	6,913
Property held for sale	3,752	3,752
Goodwill	33,625	1,730
Intangible assets, net	50,658	12,360
Deferred income tax asset, net	3,477	2,419
Other assets	9,443	9,124

Total Assets	$311,665	$231,851

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$6,247	$-
Accounts payable	44,614	39,970
Accrued expenses	32,019	33,589
Deferred income tax liability	306	1,070
Total current liabilities	83,186	74,629

Long-term debt	48,750	550
Long-term liabilities	12,859	9,421
Environmental remediation liability	5,998	7,607
Deferred income tax liability	51	-
Total liabilities	150,844	92,207

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 26,644 and 25,644 shares issued;
26,620 and 25,415 shares outstanding at
June 30, 2011 and June 30, 2010, respectively)	266	256
Capital in excess of par value	62,329	53,686
Retained earnings	90,713	86,958
Treasury stock, at cost:
(24 and 229 shares at June 30, 2011 and
June 30, 2010, respectively)	(230)	(2,209)
Accumulated other comprehensive income	7,743	953
Total shareholders' equity	160,821	139,644

Total liabilities and shareholders' equity	$311,665	$231,851

Aceto Corporation
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Twelve Months Ended June 30, 2011	(unaudited) Diluted Net Income Per Common Share Twelve Months Ended June 30, 2011	(unaudited) Twelve Months Ended June 30, 2010	(unaudited) Diluted Net Income Per Common Share Twelve Months Ended June 30, 2010
Net income, as reported	$8,968	$ 0.34	$6,581	0.26

Adjustments:
Transaction costs related to Rising acquisition	1,060	0.04	-	-
Inventory Rationalization	-	-	859	0.03
Separation of Former CEO	-	-	2,587	0.10
SG&A Rationalization	-	-	1,215	0.05

Adjusted income excluding charges	10,028	0.38	11,242	0.44
Adjustments to (benefit) provision for income taxes	(2,225)	(0.09)	1,515	0.05

Adjusted net income (Non-GAAP)	$ 12,253	$ 0.47	$9,727	$ 0.39

Diluted weighted average shares outstanding	26,098	26,098	25,224	25,224

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance.